Exhibit 10.23

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) made and entered into as of December 19, 2014, by and between: PIPER JAFFRAY & CO., a Delaware corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”); has reference to the following facts and circumstances (the “Preambles”):

A.    Borrower and Lender entered into the Amended and Restated Loan Agreement dated as of December 28, 2012 (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this Amendment).

B.    The Agreement was previously amended as described in the First Amendment to Amended and Restated Loan Agreement dated as of December 28, 2013 and Borrower and Lender desire to further amend the Agreement in order to, among other things, extend the Termination Date until December 18, 2015, on the terms set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.    Preambles. The Preambles are true and correct, and, with the defined terms set forth herein, are incorporated herein by this reference.

2.    Amendment to Agreement. The Agreement is amended as follows:

(a)    The definitions of “LIBOR Rate” and “Termination Date” in Section 1 of the Agreement is deleted and replaced with the following:

LIBOR Rate shall mean the greater of (a) zero percent (0.0%) and (b) the one-month LIBOR rate quoted by Lender from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect two (2) New York Banking Days prior to the first day of each month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent and such rate to be reset monthly on the first day of each month.

Termination Date shall mean the earlier of December 18, 2015, or the date on which this Agreement is terminated pursuant to Section 12.

(b)    The definition of “Pledged Securities” in Section 1 of the Agreement is deleted and replaced with the following:

Pledged Securities shall mean, collectively, at any time, Eligible Securities described in any Collateral Summary(ies) or in which a security interest is otherwise granted to Lender under any provision of the Collateral Pledge Agreement.
(c)    The reference to “December 28, 2013” in Exhibit C (Pricing and Fees) to the Agreement is deleted and replaced with “December 19, 2014.”

(d)    Section 15(f) of the Agreement is deleted and replaced with the following:

(f)    Compliance With Other Laws and Regulations: Borrower shall at all times comply with all present and future laws, rules and regulations applicable to it in the operation of its business, including but not limited to (i) all rules and regulations of the Securities and Exchange Commission, the National Association of Securities Dealers, the Securities Investor Protection Corporation and any self-regulatory organization of which Borrower is

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a member and (ii) Anti-Corruption Laws and applicable Sanctions. Borrower shall deliver to Bank, immediately upon its receipt or transmission thereof, any notices to or from any such organization that Borrower is in violation of any applicable net capital rule, including but not limited to Rule 15c3-1 of the Securities and Exchange Commission.

(e)    The following provisions are added to the Agreement as Section 18:

18.    Anti-Corruption Laws; Sanctions; PATRIOT Act.

(a)    Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Borrower, any Subsidiary or to the knowledge of Borrower or such Subsidiary, any of their respective directors, officers or employees, is a Sanctioned Person. No Advance, use of the proceeds of any Advance or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(b)    Neither the making of the Advances hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.

(c)    Borrower shall not request any Advance, and Borrower not shall use, and Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions.

(d)    Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by Lender in order to assist Lendes in maintaining compliance with the PATRIOT Act.

For purposes of this Agreement:

Anti-Corruption Laws shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

OFAC shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

PATRIOT Act shall mean the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

Person shall mean any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

Sanctioned Country shall mean, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

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Sanctioned Person shall mean, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.

Sanctions shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

Subsidiary of a Person shall mean (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Borrower.

3.    References. All references in the Note, the Collateral Pledge Agreement, and the other Credit Documents to “the Loan Agreement” and any other references of similar import shall henceforth mean the Agreement as amended by this Amendment.

4.    Full Force and Effect. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

5.    Continuing Security. The Agreement, as hereby amended, and the Note, are, and shall continue to be, secured by the Collateral Pledge Agreement.

6.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Agreement as amended by this Amendment.

7.    Representations and Warranties. Borrower hereby represents and warrants to Lender that:

(a)    the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other person or entity;

(b)    the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate of Incorporation or Bylaws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property or assets is bound or to which Borrower or any of its property is subject;

(c)    this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar

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laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)    all of the representations and warranties made by Borrower in the Agreement, the Note, the Collateral Pledge Agreement, and the other Credit Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

(e)    as of the date of this Amendment, Borrower is in compliance with all provisions of the Agreement, the Note, the Collateral Pledge Agreement, and the other Credit Documents.

8.    Inconsistency. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

9.    Governing Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Minnesota (without reference to conflict of law principles) but giving effect to Federal laws applicable to national banks.

10.    Electronic Imaging. Borrower hereby acknowledges the receipt of a copy of the Agreement, the Note, the Collateral Pledge Agreement, this Amendment and all other Advance Documents. Lender may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of any or all of the Credit Documents. Lender may store the electronic image of any Credit Document in its electronic form and then destroy the paper original as part of Lender’s normal business practices, with the electronic image deemed to be an original.

11.    Conditions. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received:

(a)    this Amendment and the Pricing Letter, duly executed by Borrower;

(b)    a Certificate of Secretary (with Resolutions), certified by the Secretary of Borrower;

(c)    the current Schedule I (Schedule of Eligible Securities) to the Control Agreement;

(d)    a certificate of good standing for Borrower issued by the Delaware Secretary of State (or other evidence of good standing acceptable to Lender); and

(e)    such other documents and information as reasonably required by Lender.

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the day and year first above written.

[SIGNATURES ON FOLLOWING PAGE]

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SIGNATURE PAGE-
SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

Borrower:

PIPER JAFFRAY & CO.

By:/s/ Debbra L. Schoneman
Debbra L. Schoneman, Chief Financial Officer

By:/s/ Timothy L. Carter
Timothy L. Carter, Treasurer

Lender:

U.S. BANK NATIONAL ASSOCIATION

By:/s/ Christopher M. Doering
Christopher M. Doering, Senior Vice President

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[U.S. BANK LETTERHEAD]

December 19, 2014

Piper Jaffray & Co.
800 Nicollet Mall, J09S04
Minneapolis, Minnesota 55402
Attention: Debbra L. Schoneman, Chief Financial Officer and Timothy L. Carter, Treasurer

Re:    Amended and Restated Loan Agreement dated as of December 28, 2012, executed by U.S. Bank National Association (“Lender”) and Piper Jaffray & Co. (“Borrower”), as amended by the First Amendment to Amended and Restated Loan Agreement dated as of December 28, 2013 and the Second Amendment to Amended and Restated Loan Agreement dated as of December 19, 2014 (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this letter agreement).

Dear Debbra and Tim:

This letter agreement is the Pricing Letter, as defined in the Agreement (and amends, restates and replaces the Pricing Letter dated December 28, 2013). The following terms are defined and incorporated into the Agreement by reference:

Applicable Margin shall mean 1.0%.

Commitment Fee. From and including the date of this Agreement to but excluding the Termination Date, Borrower shall pay a nonrefundable commitment fee on the unused portion of the Facility Amount (determined by subtracting the outstanding principal amount of all Advances from the Facility Amount) at an annual rate of 0.20%. The commitment fee shall be (a) calculated on a daily basis, (b) payable quarterly in arrears on the first (1st) day of each calendar quarter prior to the Termination Date and on the Termination Date, and (c) calculated on an actual day, 360‑day year basis.

Work Fee. Borrower shall pay Lender, in conjunction with the Second Amendment to Loan Agreement dated as of December 10, 2014, a work fee in the amount of $312,500.

Please indicate your acceptance of this Pricing Letter by signing in the space indicated below and returning a copy of this letter to the undersigned.

Very Truly Yours,

U.S. BANK NATIONAL ASSOCIATION

By:/s/ Christopher M. Doering________
Christopher M. Doering, Senior Vice President

[BORROWER’S SIGNATURES ON PAGE 2]

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Piper Jaffray & Co.
December 19, 2014

Accepted and agreed to by Borrower as of December 19, 2014:

PIPER JAFFRAY & CO.

By:/s/ Debbra L. Schoneman
Debbra L. Schoneman, Chief Financial Officer

By:/s/ Timothy L. Carter
Timothy L. Carter, Treasurer

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